Exhibit 99.6

September 18, 2015

To Ashford and Remington Associates,

Today is an important day in the histories of our firms.  This morning we are announcing to the public markets the combination of Ashford and Remington into one company.  This is a transaction that we believe is in the best interests of both shareholders and associates as it positions the companies well for attractive long-term growth and stability.

From an operational standpoint, nothing is changing.  Both the Remington and Ashford names and organizations will continue to operate just as they do today.  Nothing you see or feel in terms of your day-to-day work is changing.  No positions are anticipated to be eliminated or changed as a result of this transaction. The primary change is the ownership structure as Ashford will become the majority owner of Remington once the transaction closes.

We don’t anticipate the transaction closing until early next year as it requires a variety of approvals, including an Ashford Inc. shareholder vote.  This transaction has been in the works for many months and we appreciate all of your patience.

I hope you all are as excited as I am about this next step in our evolution and I look forward to many growth opportunities in the years to come.

Monty J. Bennett

CEO, Ashford Inc.

CEO, Remington Hotels

Additional Information and Where to Find It

In connection with the transaction described above, Ashford Inc. (“Ashford”) will file a proxy statement with the Securities and Exchange Commission (the “SEC”). SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of the proxy statement when available and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov, or by directing a request by mail to Ashford Inc., 14185 Dallas Parkway, Suite 1100, Dallas, TX, 75254 or from Ashford’s website at www.ashfordinc.com.

Ashford and certain of its directors and officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its shareholders that will occur in connection with the transaction. Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in Ashford’s proxy statements and its Annual Report on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the transaction when the proxy statement becomes available. Copies of these documents can be obtained, without charge, at the SEC’s website at www.sec.gov, by directing a request to Ashford at the address above, or at www.ashfordinc.com.

Safe Harbor for Forward-Looking Statements

This letter contains statements that are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations or beliefs about future events. These statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual events may differ materially from what is expressed in such forward-looking statements due to numerous factors. These include uncertainties regarding whether the transactions contemplated by the Acquisition Agreement will be consummated upon the terms contemplated by the Acquisition Agreement or at all, whether the Ashford’s shareholders will approve the transaction and whether the other conditions to consummate the transaction will be satisfied. Further information and risks regarding factors that could affect Ashford’s business, operations, financial results or financial positions are discussed from time to time in Ashford’s SEC filings and reports, including its Annual Report on Form 10-K for the year ended December 31, 2014. The shareholders of Ashford and other readers are cautioned not to put undue reliance on any forward-looking statements. Ashford undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.